UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 3, 2014

NOVATEL WIRELESS, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	COMMISSION FILE:	86-0824673
(State or other jurisdiction of incorporation or organization)	000-31659	(I.R.S. Employer Identification No.)

9645 Scranton Road

San Diego, CA 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 812-3400

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

ITEM 9.01.	Exhibits

SIGNATURE

Item 1.01. Entry into a Material Definitive Agreement

Novatel Wireless, Inc. (the “Company”) and each of Cobb H. Sadler (“Sadler”), Edward T. Shadek (“Shadek”), Robert Ellsworth (“Ellsworth”), Maguire Financial, LP, a Delaware limited partnership (“Maguire Fund”), Maguire Asset Management, LLC, a Delaware limited liability company (“Maguire Asset Management”), and Timothy Maguire (“Maguire”) entered into the confirmation letter, dated July 3, 2014 (the “Confirmation Letter”), to the letter agreement, dated as of April 29, 2014 (the “Agreement”), by and among the Company and each of Sadler, Shadek, Ellsworth, Alex Mashinsky, Richard A. Karp, Maguire Fund, Maguire Asset Management and Maguire. Pursuant to the Confirmation Letter, notwithstanding paragraph 2 of the Agreement, the size of the Board of Directors (the “Board”) of the Company will remain at eight directors or, will be increased to nine directors while Peter V. Leparulo remains a member of the Board. Upon the resignation or removal of Mr. Leparulo from the Board, the number of directors constituting the entire Board shall not exceed eight directors.

The foregoing summary of the Confirmation Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Confirmation Letter, which is attached as Exhibit 10.1 and is incorporated herein by reference, and, except to the extent the Agreement is modified by the Confirmation Letter, is qualified in its entirety by reference to the full text of the Agreement, which was previously filed as an exhibit to the Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 6, 2014 and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)

Pursuant to the Agreement, the Board increased the number of directors constituting the entire Board from six to eight directors. Pursuant to the Confirmation Letter, the Board has resolved that, while Mr. Leparulo remains a member of the Board, the size of the Board will remain at eight directors and will not be reduced to seven directors following the conclusion of the 2014 annual meeting of stockholders (the “2014 Annual Meeting”) as previously disclosed by the Company. The Board has resolved that, in the event that Mr. Leparulo is no longer a member of the Board, the Board will reduce the number of directors constituting the entire Board to seven directors.

In connection with the 2014 Annual Meeting, it was previously disclosed that David A. Werner, who has served as a director since 2004, will not seek re-election to the Board and will retire when his term ends at the 2014 Annual Meeting. Effective upon the conclusion of the 2014 Annual Meeting, the Board (with Mr. Werner abstaining) has resolved to reappoint Mr. Werner as a director of the Company and a member of the class of directors whose terms expire at the 2015 annual meeting of stockholders. Mr. Werner will continue to serve as chairman of the Audit Committee of the Board.

There are no arrangements or understandings between Mr. Werner and any other persons pursuant to which he was selected as a director of Company. Mr. Werner has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Werner will be eligible to receive compensation for his services as a director consistent with the compensation provided to the Company’s other non-employee directors, as previously disclosed in the Company’s definitive proxy statement for the 2014 Annual Meeting filed with the SEC on April 30, 2014.

Item 9.01. Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1	Confirmation Letter, dated July 3, 2014, by and among the Company and each of Cobb H. Sadler, Edward T. Shadek, Robert Ellsworth, Maguire Financial, LP, a Delaware limited partnership, Maguire Asset Management, LLC, a Delaware limited liability company, and Timothy Maguire

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Novatel Wireless, Inc.

Date: July 9, 2014	By:	/s/ Catherine F. Ratcliffe
Catherine F. Ratcliffe
Senior Vice President of Business Affairs, General Counsel and Corporate Secretary